Ingersoll Rand Reports Third-Quarter 2021 Results
Strong Double-Digit Orders and Revenue Growth; Raising 2021 Guidance
Third-Quarter 2021 Highlights
(All comparisons against the third-quarter of 2020 unless otherwise noted.)
Strong performance driven by its competitive differentiator - Ingersoll Rand Execution Excellence (IRX):
•Record orders of $1,498 million, up 37% (30% organically)
•Record revenues of $1,325 million, up 19% (13% organically)
•Reported net income attributable to Ingersoll Rand of $126 million, or earnings of $0.30 per share, up 327% from prior year net income attributable to Ingersoll Rand of $30 million
◦Adjusted net income from continuing operations, net of tax1 of $239 million, or $0.57 per share
•Adjusted EBITDA1 of $314 million, up 25%, with a margin of 23.7%
•Reported operating cash flow from continuing operations of $146 million and free cash flow from continuing operations1 of $131 million
◦Adjusted free cash flow1 of $307 million, excluding outflows of transaction-related expenses of $6 million and cash taxes related to recent divestitures of $220 million, and a cash inflow from Trane Technologies for IR merger post-closing adjustments of $49 million
•Liquidity of $3.1 billion as of September 30, 2021, including $2.0 billion of cash on hand and undrawn capacity of $1.0 billion under available credit facilities
Capital Allocation Strategy
•Announced a comprehensive M&A focused capital allocation strategy
•Executed $731 million share repurchase as part of KKR’s sale of remaining equity stake
•Initiated a $0.02 per share quarterly dividend program beginning in Q4 2021
•Announced a new board-authorized share repurchase program of $750 million
•Completed $395 million debt prepayment to remove higher interest rate tranche of debt
Recent Portfolio Enhancements
•Acquired Air Dimensions Inc., a manufacturer of vacuum diaphragm pumps for environmental applications, for $70.5 million
•Announced the signing of an agreement to acquire Tuthill Pumps, a manufacturer of gear and piston pumps, for $84.6 million, with closing expected in Q4 2021, subject to obtaining required regulatory approvals
•Acquired Lawrence Factor Inc., a leader in air purity analysis solutions, for $6.0 million
•Completed the acquisitions of Seepex, a manufacturer of progressive cavity pumps, and Maximus Solutions, a provider of digital controls and Industrial Internet of Things (IIoT) production management systems for the AgriTech market
2021 Guidance
•Raising full-year 2021 revenue growth expectation (excluding the HPS and SVT businesses and the pending acquisition of Tuthill Pumps and including the completed acquisitions of Seepex, Maximus Solutions, Air Dimensions and Lawrence Factor) to high teens, and raising Adjusted EBITDA guidance to $1.175 billion to $1.195 billion, or up approximately $20 million from the Q2 2021 guidance midpoint
1 Non-GAAP measure (definitions and/or reconciliations in tables below)

DAVIDSON, N.C. - November 3, 2021 - Ingersoll Rand Inc. (NYSE: IR) reported record orders and revenue in the third quarter of 2021.
“Our third-quarter performance illustrates how our disciplined execution and capital allocation successfully meets the needs of our customers while generating significant stockholder value. I am proud of the continued efforts of our employees and am excited to continue building on our strong foundation to help ensure long-term value creation,” said Vicente Reynal, president and chief executive officer.
Third-Quarter 2021 Segment Review
(All comparisons against the third quarter of 2020 unless otherwise noted.)
Industrial Technologies and Services Segment: broad range of compressor, vacuum and blower solutions as well as fluid transfer equipment, loading systems, power tools and lifting equipment
•Reported Orders of $1,231 million, up 36% (31% organically)
•Reported Revenues of $1,071 million, up 19% (14% organically)
•Reported Segment Adjusted EBITDA2 of $273 million, up 26%
•Reported Segment Adjusted EBITDA Margin of 25.5%, up 150 basis points, fueled by the use of IRX to drive execution and realization of transaction synergies
•Core industrial end markets saw continued strong demand with orders up 36% as compared to prior year orders, including strong positive momentum across all major regions. Orders for total compressor offerings, which represent approximately 65% of the total segment, were up approximately 40%, while orders in Industrial Vacuum & Blowers were up approximately 30%. Orders in Power Tools and Lifting were up in excess of 25%.
Precision and Science Technologies Segment: highly specialized gas, fluid management systems, liquid and precision syringe pumps and compressors
•Reported Orders of $266 million, up 37% (25% organically)
•Reported Revenues of $254 million, up 21% (10% organically)
•Reported Segment Adjusted EBITDA2 of $76 million, up 17%
•Reported Segment Adjusted EBITDA Margin of 29.7%, down 100 basis points, driven primarily by the impact of Seepex and Maximus Solutions acquisitions
•Orders increased 37% as compared to prior year orders led by strong double-digit growth from the ARO® product line, which primarily serves industrial end markets, as well as strong performance from the Milton Roy® (industrial end markets), medical pumps (lab and life sciences end markets) and Dosatron® (water treatment, food sanitation and animal heath end markets) product lines, as well as the impact of Seepex and Maximus Solutions acquisitions.
Discontinued Operations
Specialty Vehicle Technologies Segment: Club Car golf, utility and consumer low-speed vehicles
•Beginning in Q2 2021, Ingersoll Rand classified the Specialty Vehicle Technologies business as discontinued operations and has reclassified certain prior year amounts to conform to the current year presentation
High Pressure Solutions business: diverse range of positive displacement pumps, integrated systems, consumables and associated aftermarket parts and services largely for use in the upstream oil and gas market
•Beginning in Q1 2021, Ingersoll Rand classified the High Pressure Solutions business as discontinued operations and has reclassified certain prior year amounts to conform to the current year presentation
Balance Sheet and Cash Flow
Ingersoll Rand remains in a strong financial position with ample liquidity of $3.1 billion. On a reported basis, Ingersoll Rand generated $146 million of cash flow from operating activities from continuing operations and invested $15 million in capital
2 Non-GAAP measure (definitions and/or reconciliations in appendix)

expenditures, resulting in free cash flow from continuing operations3 of $131 million, compared to cash flow from operating activities from continuing operations of $194 million and free cash flow from continuing operations3 of $188 million in the prior year period. Operating cash flows from continuing operations in the third quarter of 2021 include outflows of transaction-related expenses of $6 million and cash taxes related to recent divestitures of $220 million, and cash inflows from Trane Technologies for IR merger post-closing adjustments of $49 million. Excluding the above items, adjusted free cash flow in the quarter was $307 million. Net debt to Adjusted EBITDA leverage was 1.3x for the third quarter, which was an improvement of 1.2x as compared to the prior year.
2021 Revised Guidance
The Company has continued its strong performance through third-quarter 2021. As a result, Ingersoll Rand is raising its full-year 2021 revenue growth and Adjusted EBITDA guidance (excluding the HPS and SVT businesses and the pending acquisition of Tuthill Pumps and including the completed acquisitions of Seepex, Maximus Solutions, Air Dimensions and Lawrence Factor) to the following:

Total Ingersoll Rand	Q2 2021 Guidance	Revised Guidance
Total Revenue	up Mid Teens	up High Teens
Organic	up LDD	up LDD
FX Impact	up LSD (~3%)	up LSD (~3%)
M&A	~$60M	~$135M
Adjusted EBITDA	$1.15 - $1.18 billion	$1.175 - $1.195 billion
Conference Call
Ingersoll Rand will host a live earnings conference call to discuss the third-quarter results on Thursday, November 4, 2021 at 8:00 a.m. (Eastern Time). To participate in the call, please dial 1-844-200-6205, domestically, or 1-929-526-1599, internationally, and use conference ID, 019711, or ask to be joined into the Ingersoll Rand call. A real-time audio webcast of the presentation can be accessed via the Events and Presentations section of the Ingersoll Rand Investor Relations website (https://investors.irco.com), where related materials will be posted prior to the conference call. A replay of the webcast will be available after conclusion of the conference and can be accessed on the Ingersoll Rand Investor Relations website.
Forward-Looking Statements
This news release contains “forward-looking statements” as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, including statements related to Ingersoll Rand Inc.’s (the “Company” or “Ingersoll Rand” and f/k/a Gardner Denver Holdings, Inc. or “Gardner Denver”) expectations regarding the performance of its business, its financial results, its liquidity and capital resources and other non-historical statements. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “target,” “endeavor,” “seek,” “predict,” “intend,” “strategy,” “plan,” “may,” “could,” “should,” “will,” “would,” “will be,” “on track to” “will continue,” “will likely result,” “guidance” or the negative thereof or variations thereon or similar terminology generally intended to identify forward-looking statements. All statements other than historical facts are forward-looking statements.
These forward-looking statements are based on Ingersoll Rand’s current expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from these current expectations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) the impact on the Company’s business, suppliers and customers and global economic conditions of the COVID-19 pandemic; (2) unexpected costs, charges or expenses resulting from the completed and proposed business combinations; (3) uncertainty of the expected financial performance of the Company; (4) failure to realize the anticipated benefits of the completed and proposed business combinations; (5) the ability of the Company to implement its business strategy; (6) difficulties and delays in achieving revenue and cost synergies; (7) inability of the Company to retain and hire key personnel; (8) evolving legal, regulatory and tax regimes; (10) changes in
3 Non-GAAP measure (definitions and/or reconciliations in appendix)

general economic and/or industry specific conditions; (10) actions by third parties, including government agencies; (11) adverse impact on our operations and financial performance due to natural disaster, catastrophe, pandemic or other events outside of our control; and (12) other risk factors detailed in Ingersoll Rand’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”), as such factors may be updated from time to time in its periodic filings with the SEC, which are available on the SEC’s website at http://www.sec.gov. The foregoing list of important factors is not exclusive.
Any forward-looking statements speak only as of the date of this release. Ingersoll Rand undertakes no obligation to update any forward-looking statements, whether as a result of new information or development, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.
About Ingersoll Rand Inc.
Ingersoll Rand Inc. (NYSE:IR), driven by an entrepreneurial spirit and ownership mindset, is dedicated to helping make life better for our employees, customers and communities. Customers lean on us for our technology-driven excellence in mission-critical flow creation and industrial solutions across 40+ respected brands where our products and services excel in the most complex and harsh conditions. Our employees develop customers for life through their daily commitment to expertise, productivity and efficiency. For more information, visit www.IRCO.com.
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Non-U.S. GAAP Measures of Financial Performance
In addition to consolidated GAAP financial measures, Ingersoll Rand reviews various non-GAAP financial measures, including “Organic Revenue Growth,” “Adjusted EBITDA,” “Adjusted Net Income,” “Adjusted Diluted EPS,” “Free Cash Flow,” and “Incrementals/Decrementals.”
Ingersoll Rand believes Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS are helpful supplemental measures to assist management and investors in evaluating the Company’s operating results as they exclude certain items that are unusual in nature or whose fluctuation from period to period do not necessarily correspond to changes in the operations of Ingersoll Rand’s business. Ingersoll Rand believes Organic Revenue Growth is a helpful supplemental measure to assist management and investors in evaluating the Company’s operating results as it excludes the impact of foreign currency and acquisitions on revenue growth. Adjusted EBITDA represents net income before interest, taxes, depreciation, amortization and certain non-cash, non-recurring and other adjustment items. Adjusted Net Income is defined as net income including interest, depreciation and amortization of non-acquisition related intangible assets and excluding other items used to calculate Adjusted EBITDA and further adjusted for the tax effect of these exclusions. Organic Revenue Growth is defined as As Reported Revenue growth less the impacts of Foreign Currency and Acquisitions. Ingersoll Rand believes that the adjustments applied in presenting Adjusted EBITDA and Adjusted Net Income are appropriate to provide additional information to investors about certain material non-cash items and about non-recurring items that the Company does not expect to continue at the same level in the future. Adjusted Diluted EPS is defined as Adjusted Net Income divided by Adjusted Diluted Average Shares Outstanding. Incrementals/Decrementals are defined as the change in Adjusted EBITDA versus the prior year period divided by the change in revenue versus the prior year period.
Ingersoll Rand uses Free Cash Flow to review the liquidity of its operations. Ingersoll Rand measures Free Cash Flow as cash flows from operating activities less capital expenditures. Ingersoll Rand believes Free Cash Flow is a useful supplemental financial measure for management and investors in assessing the Company’s ability to pursue business opportunities and investments and to service its debt. Free Cash Flow is not a measure of our liquidity under GAAP and should not be considered as an alternative to cash flows from operating activities.
Management and Ingersoll Rand’s board of directors regularly use these measures as tools in evaluating the Company’s operating and financial performance and in establishing discretionary annual compensation. Such measures are provided in addition to, and should not be considered to be a substitute for, or superior to, the comparable measures under GAAP. In addition, Ingersoll Rand believes that Organic Revenue Growth, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, Incrementals/Decrementals and Free Cash Flow are frequently used by investors and other interested parties in the evaluation of issuers, many of which also present Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow when reporting their results in an effort to facilitate an understanding of their operating and financial results and liquidity.

Organic Revenue Growth, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, Incrementals/Decrementals, Free Cash Flow and Supplemental Revenue should not be considered as alternatives to revenue growth, net income, diluted earnings per share or any other performance measure derived in accordance with GAAP, or as alternatives to cash flow from operating activities as a measure of our liquidity. Organic Revenue Growth, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing Ingersoll Rand’s results as reported under GAAP.
Reconciliations of Organic Revenue Growth, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow and to their most comparable U.S. GAAP financial metrics for historical periods are presented in the tables below.
Reconciliations of non-GAAP measures related to full-year 2021 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations due to the high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations, including net income (loss) and adjustments that could be made for acquisitions-related expenses, restructuring and other business transformation costs, gains or losses on foreign currency exchange and the timing and magnitude of other amounts in the reconciliation of historic numbers. For the same reasons, we are unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

Contacts:
Media:	Investor Relations:
Misty Zelent	Christopher Miorin
mzelent@irco.com	christopher.miorin@irco.com

INGERSOLL RAND INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	For the Three Month Period Ended September 30,		For the Nine Month Period Ended September 30,
	2021	2020	2021	2020
Revenues	$1,325.0	$1,112.5	$3,733.6	$2,754.7
Cost of sales	810.7	682.5	2,254.5	1,812.8
Gross Profit	514.3	430.0	1,479.1	941.9
Selling and administrative expenses	252.6	218.6	772.1	567.1
Amortization of intangible assets	80.3	97.0	244.8	240.1
Impairment of intangible assets	—	19.9	—	19.9
Other operating expense, net	17.5	25.5	36.9	170.1
Operating Income (Loss)	163.9	69.0	425.3	(55.3)
Interest expense	22.5	28.8	68.3	86.7
Loss on extinguishment of debt	9.0	—	9.0	2.0
Other income, net	(3.5)	(2.6)	(40.1)	(5.1)
Income (Loss) from Continuing Operations Before Income Taxes	135.9	42.8	388.1	(138.9)
Provision for income taxes	2.7	12.8	25.8	24.3
Loss on equity method investments	(2.2)	—	(2.9)	—
Income (Loss) from Continuing Operations	131.0	30.0	359.4	(163.2)
Loss from discontinued operations, net of tax	(4.2)	(0.1)	(88.1)	(20.3)
Net Income (Loss)	126.8	29.9	271.3	(183.5)
Less: Net income attributable to noncontrolling interests	0.8	0.4	1.8	1.4
Net Income (Loss) Attributable to Ingersoll Rand Inc.	$126.0	$29.5	$269.5	$(184.9)

Amounts attributable to Ingersoll Rand Inc. common stockholders:
Income (loss) from continuing operations, net of tax	$130.2	$29.6	$357.6	$(164.6)
Loss from discontinued operations, net of tax	(4.2)	(0.1)	(88.1)	(20.3)
Net income (loss) attributable to Ingersoll Rand Inc.	$126.0	$29.5	$269.5	$(184.9)

Basic earnings (loss) per share of common stock:
Earnings (loss) from continuing operations	$0.32	$0.07	$0.86	$(0.44)
Loss from discontinued operations	(0.01)	—	(0.21)	(0.05)
Net earnings (loss)	0.31	0.07	0.65	(0.50)

Diluted earnings (loss) per share of common stock:
Earnings (loss) from continuing operations	$0.31	$0.07	$0.84	$(0.44)
Loss from discontinued operations	(0.01)	—	(0.21)	(0.05)
Net earnings (loss)	0.30	0.07	0.64	(0.50)

INGERSOLL RAND INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions, except share amounts)

	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$2,033.0	$1,750.9
Accounts receivable, net of allowance for credit losses of $49.9 and $50.9, respectively	927.0	861.8
Inventories	863.6	716.7
Other current assets	179.3	195.3
Assets of discontinued operations - current	28.0	337.4
Total current assets	4,030.9	3,862.1
Property, plant and equipment, net of accumulated depreciation of $343.1 and $291.1, respectively	619.2	609.0
Goodwill	6,100.6	5,582.6
Other intangible assets, net	3,695.8	3,797.2
Deferred tax assets	21.3	15.6
Other assets	455.0	329.3
Assets of discontinued operations - long-term	—	1,862.8
Total assets	$14,922.8	$16,058.6
Liabilities and Stockholders' Equity
Current liabilities:
Short-term borrowings and current maturities of long-term debt	$40.1	$40.4
Accounts payable	632.9	536.4
Accrued liabilities	932.4	708.9
Liabilities of discontinued operations - current	27.2	212.9
Total current liabilities	1,632.6	1,498.6
Long-term debt, less current maturities	3,422.2	3,859.1
Pensions and other postretirement benefits	248.0	272.5
Deferred income taxes	596.0	702.4
Other liabilities	301.2	343.7
Liabilities of discontinued operations - long-term	—	192.8
Total liabilities	$6,200.0	$6,869.1
Stockholders' equity:
Common stock, $0.01 par value; 1,000,000,000 shares authorized; 423,549,003 and 420,123,978 shares issued as of September 30, 2021 and December 31, 2020, respectively	4.2	4.2
Capital in excess of par value	9,386.5	9,310.3
Accumulated deficit	93.8	(175.7)
Accumulated other comprehensive loss	(81.3)	14.2
Treasury stock at cost; 16,028,078 and 1,496,169 shares as of September 30, 2021 and December 31, 2020, respectively	(749.6)	(33.3)
Total Ingersoll Rand stockholders' equity	$8,653.6	$9,119.7
Noncontrolling interests	69.2	69.8
Total stockholders' equity	$8,722.8	$9,189.5
Total liabilities and stockholders' equity	$14,922.8	$16,058.6

INGERSOLL RAND INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Nine Month Period Ended September 30,
	2021	2020
Cash Flows From Operating Activities From Continuing Operations:
Net income (loss)	$271.3	$(183.5)
Loss from discontinued operations, net of tax	(88.1)	(20.3)
Income (loss) from continuing operations	359.4	(163.2)
Adjustments to reconcile net income (loss) from continuing operations to net cash provided by operating activities from continuing operations:
Amortization of intangible assets	244.8	240.1
Depreciation	65.5	56.0
Impairment of intangible assets	—	19.9
Stock-based compensation expense	65.0	27.3
Foreign currency transaction losses (gains), net	(13.6)	12.7
Non-cash adjustments to carrying value of LIFO inventories	—	35.6
Other non-cash adjustments	11.5	2.0
Changes in assets and liabilities:
Receivables	(43.8)	45.5
Inventories	(126.6)	90.3
Accounts payable	83.7	(32.0)
Accrued liabilities	(129.2)	39.2
Other assets and liabilities, net	(135.8)	16.8
Net cash provided by operating activities from continuing operations	380.9	390.2
Cash Flows From Investing Activities From Continuing Operations:
Capital expenditures	(41.2)	(29.1)
Net cash acquired (paid) in business combinations	(809.3)	9.4
Disposals of property, plant and equipment	9.5	1.5
Net cash used in investing activities from continuing operations	(841.0)	(18.2)
Cash Flows From Financing Activities From Continuing Operations:
Principal payments on long-term debt	(425.7)	(1,609.2)
Proceeds from long-term debt	—	1,980.1
Purchases of treasury stock	(736.5)	(1.4)
Proceeds from stock option exercises	20.0	12.7
Payments of contingent consideration	—	(0.7)
Payments of debt issuance costs	—	(47.4)
Payments of costs incurred to issue shares for Ingersoll Rand Industrial acquisition	—	(1.0)
Acquisition of noncontrolling interest	—	(14.9)
Other financing	—	(0.3)
Net cash provided by (used in) financing activities from continuing operations	(1,142.2)	317.9
Cash Flows From Discontinued Operations:
Net cash provided by (used in) operating activities	(0.6)	112.3
Net cash provided by (used in) investing activities	1,902.5	(4.3)
Net cash provided by discontinued operations	1,901.9	108.0
Effect of exchange rate changes on cash and cash equivalents	(17.5)	9.9
Net increase in cash and cash equivalents	282.1	807.8
Cash and cash equivalents, beginning of period	1,750.9	505.5
Cash and cash equivalents, end of period	$2,033.0	$1,313.3

INGERSOLL RAND INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME
(Unaudited; in millions)

	For the Three Month Period Ended September 30,		For the Nine Month Period Ended September 30,
	2021	2020	2021	2020
Net Income (Loss)	$126.8	$29.9	$271.3	$(183.5)
Less: Income (Loss) from Discontinued Operations	(7.6)	5.3	73.1	10.6
Less: Income Tax Benefit (Provision) from Discontinued Operations	3.4	(5.4)	(161.2)	(30.9)
Income (Loss) from Continuing Operations	131.0	30.0	359.4	(163.2)
Plus:
Provision for income taxes	2.7	12.8	25.8	24.3
Amortization of acquisition related intangible assets	76.1	95.0	232.0	235.0
Impairment of intangible assets	—	19.9	—	19.9
Restructuring and related business transformation costs	3.1	10.0	12.5	79.6
Acquisition related expenses and non-cash charges	14.4	14.7	39.2	194.5
Stock-based compensation	29.8	11.9	72.9	26.8
Foreign currency transaction losses (gains), net	1.1	5.8	(13.6)	12.7
Loss on equity method investments	2.2	—	2.9	—
Loss on extinguishment of debt	9.0	—	9.0	2.0
Gain on post close settlements	—	—	(30.1)	—
Other adjustments	(3.6)	1.0	(3.8)	3.4
Minus:
Income tax provision, as adjusted	27.2	48.8	104.8	104.9
Adjusted Net Income	$238.6	$152.3	$601.4	$330.1

INGERSOLL RAND INC. AND SUBSIDIARIES
RECONCILIATION OF DILUTED NET INCOME (LOSS) PER SHARE TO ADJUSTED DILUTED NET INCOME PER SHARE FROM CONTINUING OPERATIONS
(Unaudited; in millions, except per share amounts)

	For the Three Month Period Ended September 30,		For the Nine Month Period Ended September 30,
	2021	2020	2021	2020
Diluted Net Income (Loss) Per Share (As Reported)[1]	$0.30	$0.07	$0.64	$(0.50)
Less: Diluted Net Income (Loss) Per Share from Discontinued Operations (As Reported)[1]	(0.01)	—	(0.21)	(0.05)
Diluted Net Income (Loss) Per Share from Continuing Operations (As Reported)[1]	0.31	0.07	0.84	(0.44)
Plus:
Effect of Adjusted diluted shares	—	—	—	0.01
Provision for income taxes	0.01	0.03	0.06	0.06
Amortization of acquisition related intangible assets	0.18	0.23	0.55	0.63
Impairment of intangible assets	—	0.05	—	0.05
Restructuring and related business transformation costs	0.01	0.02	0.03	0.21
Acquisition related expenses and non-cash charges	0.03	0.04	0.09	0.52
Stock-based compensation	0.07	0.03	0.17	0.07
Foreign currency transaction losses (gains), net	—	0.01	(0.03)	0.03
Loss on equity method investments	0.01	—	0.01	—
Loss on extinguishment of debt	0.02	—	0.02	0.01
Gain on settlement of post-acquisition contingencies	—	—	(0.07)	—
Other adjustments	(0.01)	—	(0.01)	0.01
Minus:
Income tax provision, as adjusted	0.06	0.12	0.24	0.28
Adjusted Diluted Net Income Per Share from Continuing Operations[2]	$0.57	$0.36	$1.42	$0.88

Average shares outstanding:
Basic, as reported	412.3	417.6	417.1	370.8
Diluted, as reported[3]	418.5	422.0	423.7	370.8
Adjusted diluted[2]	418.5	422.0	423.7	375.0
1 Basic and diluted earnings (loss) per share (as reported) are calculated by dividing net income (loss) attributable to Ingersoll Rand Inc. by the basic and diluted average shares outstanding for the respective periods.
2 Adjusted diluted share count and adjusted diluted earnings per share include incremental dilutive shares, using the treasury stock method, which are added to average shares outstanding.
3 Due to net losses in certain periods shown, basic and diluted average shares outstanding are the same in those periods.

INGERSOLL RAND INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA AND ADJUSTED INCOME FROM CONTINUING OPERATIONS, NET OF TAX AND CASH FLOWS FROM OPERATING ACTIVITIES TO FREE CASH FLOW
(Unaudited; in millions)

	For the Three Month Period Ended September 30,		For the Nine Month Period Ended September 30,
	2021	2020	2021	2020
Net Income (Loss)	$126.8	$29.9	$271.3	$(183.5)
Less: Income (loss) from discontinued operations	(7.6)	5.3	73.1	10.6
Less: Income tax benefit (provision) from discontinued operations	3.4	(5.4)	(161.2)	(30.9)
Income (loss) from continuing operations, net of tax	131.0	30.0	359.4	(163.2)
Plus:
Interest expense	22.5	28.8	68.3	86.7
Provision for income taxes	2.7	12.8	25.8	24.3
Depreciation expense	21.2	19.8	62.5	54.6
Amortization expense	80.3	97.0	244.8	240.1
Impairment of intangible assets	—	19.9	—	19.9
Restructuring and related business transformation costs	3.1	10.0	12.5	79.6
Acquisition related expenses and non-cash charges	14.4	14.7	39.2	194.5
Stock-based compensation	29.8	11.9	72.9	26.8
Foreign currency transaction losses (gains), net	1.1	5.8	(13.6)	12.7
Loss on equity method investments	2.2	—	2.9	—
Loss on extinguishment of debt	9.0	—	9.0	2.0
Gain on settlement of post-acquisition contingencies	—	—	(30.1)	—
Other adjustments	(3.6)	1.0	(3.8)	3.4
Adjusted EBITDA	$313.7	$251.7	$849.8	$581.4
Minus:
Interest expense	22.5	28.8	68.3	86.7
Income tax provision, as adjusted	27.2	48.8	104.8	104.9
Depreciation expense	21.2	19.8	62.5	54.6
Amortization of non-acquisition related intangible assets	4.2	2.0	12.8	5.1
Adjusted Income from Continuing Operations, Net of Tax	$238.6	$152.3	$601.4	$330.1

Free Cash Flow from Continuing Operations:
Cash flows from operating activities from continuing operations	146.1	193.9	380.9	390.2
Minus:
Capital expenditures	15.3	6.4	41.2	29.1
Free Cash Flow from Continuing Operations	$130.8	$187.5	$339.7	$361.1

INGERSOLL RAND INC. AND SUBSIDIARIES
RECONCILIATION OF CASH FLOW FROM OPERATING ACTIVITIES TO ADJUSTED CASH FLOW FROM OPERATING ACTIVITIES AND ADJUSTED FREE CASH FLOW FROM CONTINUING OPERATIONS
(Unaudited; in millions)

	For the Three Month Period Ended September 30,		For the Nine Month Period Ended September 30,
	2021	2020	2021	2020
Cash Flow from Operating Activities from Continuing Operations	$146.1	$193.9	$380.9	$390.2
Plus:
Synergy delivery and stand-up related costs	5.8	24.6	27.4	127.9
Cash taxes related to SVT and HPS divestitures	220.2	—	256.3	—
Settlement of post-acquisition contingencies	(49.5)	—	(49.5)	—
Adjusted Cash Flow from Operating Activities	322.6	218.5	615.1	518.1
Minus:
Capital expenditures	15.3	6.4	41.2	29.1
Adjusted Free Cash Flow	$307.3	$212.1	$573.9	$489.0

INGERSOLL RAND INC. AND SUBSIDIARIES
RECONCILIATION OF SEGMENT ADJUSTED EBITDA TO NET LOSS
(Unaudited; in millions)

	For the Three Month Period Ended September 30,		For the Nine Month Period Ended September 30,
	2021	2020	2021	2020
Orders
Industrial Technologies and Services	$1,231.3	$902.1	$3,477.7	$2,257.5
Precision and Science Technologies	266.3	194.4	779.7	526.5
Total Orders	$1,497.6	$1,096.5	$4,257.4	$2,784.0
Revenue
Industrial Technologies and Services	$1,070.7	$902.6	$3,032.0	$2,236.2
Precision and Science Technologies	254.3	209.9	701.6	518.5
Total Revenue	$1,325.0	$1,112.5	$3,733.6	$2,754.7
Segment Adjusted EBITDA
Industrial Technologies and Services	$272.9	$216.8	$743.0	$495.4
Precision and Science Technologies	75.5	64.5	213.8	156.7
Total Segment Adjusted EBITDA	$348.4	$281.3	$956.8	$652.1
Less items to reconcile Segment Adjusted EBITDA to Income (Loss) from Continuing Operations Before Income Taxes:
Corporate expenses not allocated to segments	$34.7	$29.6	$107.0	$70.7
Interest expense	22.5	28.8	68.3	86.7
Depreciation and amortization expense	101.5	116.8	307.3	294.7
Impairment of intangible assets	—	19.9	—	19.9
Restructuring and related business transformation costs	3.1	10.0	12.5	79.6
Acquisition related expenses and non-cash charges	14.4	14.7	39.2	194.5
Stock-based compensation	29.8	11.9	72.9	26.8
Foreign currency transaction losses (gains), net	1.1	5.8	(13.6)	12.7
Loss on extinguishment of debt	9.0	—	9.0	2.0
Gain on settlement of post-acquisition contingencies	—	—	(30.1)	—
Other adjustments	(3.6)	1.0	(3.8)	3.4
Income (Loss) from Continuing Operations Before Income Taxes	135.9	42.8	388.1	(138.9)
Provision for income taxes	2.7	12.8	25.8	24.3
Loss on equity method investments	(2.2)	—	(2.9)	—
Income (Loss) from Continuing Operations	131.0	30.0	359.4	(163.2)
Loss from discontinued operations, net of tax	(4.2)	(0.1)	(88.1)	(20.3)
Net Income (Loss)	$126.8	$29.9	$271.3	$(183.5)

INGERSOLL RAND INC. AND SUBSIDIARIES
ORDER AND REVENUE GROWTH BY SEGMENT1

	For the Three Month Period Ended September 30, 2021
	Orders	Revenue
Ingersoll Rand
Organic growth	30.1%	13.4%
Impact of foreign currency	2.4%	2.1%
Impact of acquisitions	4.1%	3.6%
Total orders and revenue growth	36.6%	19.1%

Industrial Technologies & Services
Organic growth	31.3%	14.2%
Impact of foreign currency	2.5%	2.3%
Impact of acquisitions	2.7%	2.1%
Total orders and revenue growth	36.5%	18.6%

Precision & Science Technologies
Organic growth	24.5%	9.8%
Impact of foreign currency	1.8%	1.6%
Impact of acquisitions	10.7%	9.8%
Total orders and revenue growth	37.0%	21.2%
(1)Organic growth/(decline), impact of foreign currency, and impact of acquisitions are non-GAAP measures. References to “impact of acquisitions” refer to GAAP sales from acquired businesses recorded prior to the first anniversary of the acquisition. The portion of GAAP revenue attributable to currency translation is calculated as the difference between (a) the period-to-period change in revenue (excluding acquisition sales) and (b) the period-to-period change in revenue (excluding acquisition sales) after applying prior year foreign exchange rates to the current year period.